UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Directors

On August 13, 2024, Daniel Geffken and Leslie J. Williams each notified Windtree Therapeutics, Inc. (the “Company”) of his or her resignation from the Board of Directors of the Company (the “Board”), including all committees of the Board on which he or she serves, effective August 13, 2024. Neither decision to resign was the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Board is grateful to each of Mr. Geffken and Ms. Williams for their service and contributions to the Company, and wishes them well in their future endeavors.

Appointment of New Directors

On August 13, 2024, the Board appointed Jed Latkin and Saundra Pelletier to fill the vacancies created by the resignation of Mr. Geffken and Ms. Williams, effective August 13, 2024. Mr. Latkin and Ms. Pelletier will each serve until the Company’s 2024 annual meeting of stockholders or until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Board appointed Mr. Latkin to serve as the chair of the Audit Committee of the Board and as a member of the Compensation Committee of the Board, effective August 13, 2024. The Board appointed Ms. Pelletier to serve as the chair of the Compensation Committee of the Board and as a member of the Nominating and Corporate Governance Committee of the Board and of the Audit Committee of the Board, effective August 13, 2024.

The Board has determined that each of Mr. Latkin and Ms. Pelletier is independent under the applicable Nasdaq listing rules. No family relationships exist between either Mr. Latkin or Ms. Pelletier and any of the Company’s directors or other executive officers. There are no arrangements or understandings between either Mr. Latkin or Ms. Pelletier and any other person pursuant to which he or she was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Latkin or Ms. Pelletier had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Latkin and Ms. Pelletier will receive compensation for their service on the Board in accordance with the Company’s non-employee director compensation policy, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on April 16, 2024, provided, however, that any equity award grants shall be subject to the prior approval of the Board. The Company and each of Mr. Latkin and Ms. Pelletier are expected to enter into the Company’s standard form of indemnification agreement.

Item 8.01         Other Events.

On August 13, 2024, the Board appointed Mark Strobeck, Ph.D., to serve as lead independent director, effective August 13, 2024, until his successor is duly qualified and elected or until his earlier death, resignation, or removal, or until otherwise determined by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 14, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer